Exhibit 23.1

CONSENT OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

To the Board of Directors of TransMontaigne GP L.L.C. and
The Unitholders of TransMontaigne Partners L.P.
Denver, Colorado

We consent to the incorporation by reference in Registration Statement Nos. 333‑213491 on Form S‑8 and Registration Statement No. 333‑211367 on Form S‑3 of our reports dated March 14, 2017, relating to the consolidated financial statements of TransMontaigne Partners L.P. and subsidiaries (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting, appearing in this Annual Report on Form 10‑K of TransMontaigne Partners L.P. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 14, 2017